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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

        ☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

GILEAD SCIENCES, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3047598 (I.R.S. Employer Identification No.)
333 Lakeside Drive Foster City, California (Address of principal executive offices)	94404 (Zip code)

Senior Debt Securities
(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee. Not applicable.

Item 16.    List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*
Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*
Exhibit 4.	Copy of By-laws of the trustee as now in effect.*
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 29th day of July, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Casey A Boyle Casey A Boyle Assistant Vice President

EXHIBIT 6

July 29, 2020

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Casey A Boyle Casey A Boyle Assistant Vice President

 Exhibit 7

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,745
Interest-bearing balances		123,531
Securities:
Held-to-maturity securities		169,848
Available-for-sale securities		242,111
Equity Securities with readily determinable fair value not held for trading		122
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		82
Securities purchased under agreements to resell		58,438
Loans and lease financing receivables:
Loans and leases held for sale		14,855
Loans and leases, net of unearned income	968,033
LESS: Allowance for loan and lease losses	10,893
Loans and leases, net of unearned income and allowance		957,140
Trading Assets		58,848
Premises and fixed assets (including capitalized leases)		11,733
Other real estate owned		235
Investments in unconsolidated subsidiaries and associated companies		13,202
Direct and indirect investments in real estate ventures		12
Intangible assets		32,598
Other assets		59,196

Total assets		$1,763,696

LIABILITIES
Deposits:
In domestic offices		$1,403,302
Noninterest-bearing	452,458
Interest-bearing	950,844
In foreign offices, Edge and Agreement subsidiaries, and IBFs		44,243
Noninterest-bearing	858
Interest-bearing	43,385
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,055
Securities sold under agreements to repurchase		6,389
Trading liabilities		15,841
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)		76,704
Subordinated notes and debentures		12,499
Other liabilities		32,411

Total liabilities		$1,593,444

Dollar Amounts In Millions
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,728
Retained earnings	54,130
Accumulated other comprehensive income	844
Other equity capital components	0

Total bank equity capital	170,221
Noncontrolling (minority) interests in consolidated subsidiaries	31

Total equity capital	170,252

Total liabilities, and equity capital	$1,763,696

        I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry Sr. EVP & CFO

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Maria R. Morris
Theodore F. Craver, Jr.
Juan A. Pujadas

QuickLinks

  Exhibit 25.1
  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.
Exhibit 7
Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business March 31, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.